Tamboran Appoints Board Chairman Dick Stoneburner as Interim CEO

Highlights

•Dick Stoneburner, Chairman of the Board of Directors of the Company, has been appointed as interim Chief Executive Officer and will serve as Chair and interim Chief Executive Officer until a new successor is named. Tamboran’s Board has commenced a search for a new permanent CEO and has engaged a leading executive search firm.
•In conjunction, Joel Riddle has stepped down as Chief Executive Officer and Managing Director.
•Chief Operating Officer Faron Thibodeaux and Chief Financial Officer Eric Dyer will be working closely with Mr. Dick Stoneburner in overseeing the Company’s operational activities, including the completion of the ongoing three well drilling program and stimulation of a 10,000-foot lateral during the second half of 2025.
•In addition to these changes, Mr. Scott Sheffield and Mr. Phillip Pace have been appointed as Non-Executive Directors of Tamboran. As a result, Mr. John Bell Sr. has stepped down from Tamboran’s Board of Directors.
•With these changes, the Tamboran Board will continue to have nine Directors. Further information about Mr. Scott Sheffield and Mr. Phillip Pace is contained in Annexure A in this announcement.
•In connection with the foregoing, the Company has entered into an agreement with Sheffield Holdings, LP, Bryan Sheffield and certain affiliated entities (collectively, the Sheffield Group), which collectively own approximately 17.6% of the Company’s outstanding Common Stock.
•Pursuant to the agreement, the Company agreed, among other things, to appoint Mr. Scott Sheffield as a Class II Director and Mr. Phillip Pace as a Class III Director. The Sheffield Group has agreed to customary standstill, voting and other provisions that will remain effective until the earlier of the Company’s 2028 annual meeting of stockholders and December 31, 2028, unless earlier expired in accordance with the terms of the Agreement.

NEW YORK — July 27, 2025 — Tamboran Resources Corporation (NYSE: TBN, ASX: TBN):

Tamboran Resources Corporation Chairman, Dick Stoneburner, said:

“Tamboran remains committed to completing the tie-in of the five wells on the Shenandoah South 2 pad that are planned to deliver gas into the Sturt Plateau Compression Facility (SPCF) and feed into the 40 MMcf/d Gas Sales Agreement with the Northern Territory Government. We remain focused on unlocking the significant value that we believe the development of the Beetaloo Basin will realize for shareholders and the stakeholders of the Northern Territory.

“Since joining Tamboran as CEO in 2013, Mr. Riddle has overseen the Company’s transformation from early-stage natural gas exploration to the brink of commercial production. Under his leadership, Tamboran has pioneered integrated development strategies that combine recognized U.S. shale techniques with Australian operations, driving significant productivity and efficiency gains.

“Additionally, under Joel’s leadership, Tamboran successfully acquired and expanded its key assets and operations, resulting in the Company becoming the largest acreage holder and operator in the Beetaloo Basin in the Northern Territory of Australia, with approximately 1.9 million net prospective acres.

“On behalf of the Board, I thank Joel for his dedicated service to Tamboran over the last 12 years and John for his valuable membership on our Board.”

Tamboran Resources Corporation Chair of the Nomination and Corporate Governance Committee, Fred Barrett, commented:

“We are also pleased to welcome two deeply experienced executives, Scott and Phillip, to our Board of Directors. They each bring extensive leadership, operational, financial, capital raising, strategic partnering and risk management expertise to Tamboran.

“Their perspectives will be invaluable as we continue to prioritize strategic execution and operational innovation to capitalize on the enormous potential of the Beetaloo Basin. With the appointments of Scott and Phillip, the Board has meaningfully deepened its expertise in large-scale shale development.”

The complete cooperation agreement with Sheffield Holdings will be filed on a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

This announcement was approved and authorised for release by Dick Stoneburner, the Chairman of Tamboran Resources Corporation.

Investor enquiries:
Chris Morbey, Vice President – Corporate Development and Investor Relations
+61 2 8330 6626
Investors@tamboran.com

Media enquiries:
+61 2 8330 6626
Media@tamboran.com

U.S. media enquiries:
Matt Sherman / Andrew Siegel
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

About Tamboran Resources Corporation

Tamboran Resources Corporation (“Tamboran” or the “Company”), through its subsidiaries, is the largest acreage holder and operator with approximately 1.9 million net prospective acres in the Beetaloo Sub-basin within the Greater McArthur Basin in the Northern Territory of Australia.

Tamboran’s key assets include a 47.5% operating interest over 20,309 acres in the proposed northern Pilot Area, a 38.75% non-operating interest over 20,309 acres in the proposed southern Pilot Area, a 58.13% operating interest in the proposed Phase 2 development area covering 406,693 acres, a 67.83% operated interest over 219,030 acres in a proposed Retention License 10, a 77.5% operating interest across 1,487,418 acres over ex-EPs 76, 98 and 117, a 100% working interest and operatorship in EP 136 and a 25% non-operated working interest in EP 161, which are all located in the Beetaloo Basin.

The Company has also secured ~420 acres (170 hectares) of land at the Middle Arm Sustainable Development Precinct in Darwin, the location of Tamboran’s proposed NTLNG project. Pre-FEED activities are being undertaken by Bechtel Corporation.

Note on Forward-Looking Statements

This press release contains “forward-looking” statements related to the Company within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” “participate,” “progress,” “conduct” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the Company’s future financial performance may differ from expectations due to a variety of factors, including but not limited to: our early stage of development with no material revenue expected until 2026 and our limited operating history; the substantial additional capital required for our business plan, which we may be unable to raise on acceptable terms; our strategy to deliver natural gas to the Australian East Coast and select Asian markets being contingent upon constructing additional pipeline capacity, which may not be secured; the absence of proved reserves and the risk that our drilling may not yield natural gas in commercial quantities or quality; the speculative nature of drilling activities, which involve significant costs and may not result in discoveries or additions to our future production or reserves; the challenges associated with importing U.S. practices and technology to the Northern Territory, which could affect our operations and growth due to limited local experience; the critical need for timely access to appropriate equipment and infrastructure, which may impact our market access and business plan execution; the operational complexities and inherent risks of drilling, completions, workover, and hydraulic fracturing operations that could adversely affect our business; the volatility of natural gas prices and its potential adverse effect on our financial condition and operations; the risks of construction delays, cost overruns, and negative effects on our financial and operational performance associated with midstream projects; the potential fundamental impact on our business if our assessments of the Beetaloo are materially inaccurate; the concentration of all our assets and operations in the Beetaloo, making us susceptible to region-specific risks; the substantial doubt raised by our recurring operational losses, negative cash flows, and cumulative net losses about our ability to continue as a going concern; complex laws and regulations that could affect our operational costs and feasibility or lead to significant liabilities; community opposition that could result in costly delays and impede our ability to obtain necessary government approvals; exploration and development activities in the Beetaloo that may lead to legal disputes, operational disruptions, and reputational damage due to native title and heritage issues; the requirement to produce natural gas on a Scope 1 net zero basis upon commencement of commercial production, with internal goals for operational net zero, which may increase our production costs; the increased attention to environmental, social and governance matters and environmental conservation measures that could adversely impact our business operations; risks related to our corporate structure; risks related to our common stock and CDIs; and the other risk factors described more fully in the Company’s Annual Report on Form 10-K, which are expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the Securities and Exchange Commission.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this release are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document, except as otherwise required by law.

Annexure A

About Scott Sheffield

Mr. Sheffield has more than 50 years of experience in the energy industry, including building a company into a top tier exploration and production company that was acquired by Exxon Mobil Corporation in a transaction that closed in May 2024. From 2019 until December 31, 2023, he served as a Director and Chief Executive Officer of Pioneer Natural Resources Company (“Pioneer”), a large publicly traded domestic upstream oil and gas company. He retired on December 31, 2023, as CEO and remained as a director until May 2024. Mr. Sheffield served as the founding Chief Executive Officer of Pioneer from August 1997 until his retirement in December 2016, and he also served as Board Chair from 1999 until 2019 when he returned as the CEO. Mr. Sheffield was the CEO of Parker and Parsley Petroleum Company, a predecessor company of Pioneer, from 1985 until it merged with MESA, Inc. to form Pioneer in 1997. Mr. Sheffield joined Parker and Parsley as a petroleum engineer in 1979, was promoted to Vice President of Engineering in 1981, was elected President and a Director in 1985, and became Board Chair and Chief Executive Officer in 1989. Mr. Sheffield served as a Director of Santos Limited, an Australian exploration and production company, from 2014 to 2017. He previously served as a Director from 1996 to 2004 on the Board of Evergreen Resources, Inc., an independent natural gas energy company.

Mr. Sheffield holds a Bachelor of Science in Petroleum Engineering from the University of Texas. He has also served on various industry and education-related boards, including the National Petroleum Council, America’s Natural Gas Alliance, and the Maguire Energy Institute of the Southern Methodist University Cox School of Business. Mr. Sheffield is also a 2013 inductee to the Permian Basin Petroleum Museum Hall of Fame.

About Phillip Pace

Phillip Pace has more than 30 years of energy industry experience. From 2017 to 2020 he served as a Director of Lonestar Resources US Inc., a then-publicly traded exploration and production company. From 2009 until his retirement in 2020, Mr. Pace was Founding Partner and Managing Director of Chambers Energy Management, a Houston-based investment firm focused on opportunistic credit investments in the energy industry. He also has extensive experience in energy finance, including 19 years in oil and gas equity research. Following his equity research career, Mr. Pace became Credit Suisse’s Head of Exploration and Production Investment Banking in 2005 and Co-Head of Energy Investment Banking in 2006. During his career on Wall Street, Mr. Pace was involved in over $50 billion in completed M&A transactions and over $10 billion in equity capital raised for the exploration and production sector in more than 50 distinct transactions.

Mr. Pace holds a Bachelor of Business Administration degree in Finance, with honors, from Texas A&M University and is a Chartered Financial Analyst. He serves on multiple education-related and non-profit boards, including the Yellowstone Academy and Angel Reach.